SECURITIES AND EXCHANGE CO
                           WASHINGTON, D.C.. 20549

                                   FORM S-K

                                   CURRENT
REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 10, 1996


                             ROYALE ENERGY, INC.
            (Exact name of registrant as specified in its charter)


       CALIFORNIA                    0-22750                33-02224120
     (State or other        (Commission File Number)       (IRS Employer
     jurisdiction of                                    Identification No.)
    incorporation or
      organization)


                     7676 HAZARD CENTER DRIVE, SUITE 1500
                             SAN DIEGO, CA 92108
                   (Address of principal executive office)

                   Issuer's telephone number.  619-297-8505





ITEM 8.  OTHER EVENTS.

     On June 18, 1996, Royale Energy, Inc. (the "Company") announced that Jensen v. Royale Operating Company, et al, No. 37228, In the Superior Court of Tehama County, California, has been dismissed with prejudice. This suit was filed in 1994 against a subsidiary of the Company and other, unaffiliated entities, by the surface owner and surface leaseholder of property where the Company owns and operates two wells. The suit had alleged that the subsidiary drilled and operated the wells in violation of local environmental laws and regulations and land use permits for the wells and constituted a nuisance, and it sought an injunction and damages.

     In January 1996, a tentative settlement of the suit was reached during a mediation of the dispute between the parties, and one Plaintiff executed a written settlement agreement, but the remaining Plaintiffs thereafter refused to sign the settlement agreement. At a hearing in March 1996, the Superior Court ruled in favor of the Defendants' motion to reduce the settlement agreement to judgement. The suit has now been dismissed with Prejudice at the request of the parties. Royale will continue to operate the wells it drilled on the property.



                                  SIGNATURES

Pursuant to the requirements Of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROYALE ENERGY, INC.

Date:  June . 1996
                                        /s/ Donald H. Hosmer
                                        Donald H. Hosmer, President